DELCATH SYSTEMS, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
(As amended by the Board of Directors on February 7, 2025, and approved by the stockholders on May 15, 2025)
The purpose of the Delcath Systems, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Delcath Systems, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent. Subject to adjustment pursuant to Section 17(a), the shares of Common Stock that may be sold pursuant to the Plan shall not exceed in the aggregate 560,295 shares of Common Stock.
1.Administration. The Plan is administered by the person or persons appointed by the Company’s Board of Directors (the “Board”) for such purpose or, in the event of no such appointment, the Compensation and Stock Option Committee of the Board (the “Administrator”). The Administrator has authority at any time to: (a) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (b) interpret the terms and provisions of the Plan; (c) make all determinations it deems advisable for the administration of the Plan; (d) decide all disputes arising in connection with the Plan; (e) generally, to exercise such powers and to perform such acts as set forth in the Plan and to exercise such other powers and to perform such other acts as it deems necessary or expedient to promote the best interests of the Company and its affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” under Section 423(b) of the Code; and (f) to adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by employees of the Company or any Designated Subsidiary who are foreign nationals or employed or located outside the United States. All interpretations and decisions of the Administrator shall be final, binding and conclusive on all persons, including the Company and the Participants. No member of the Board or the Administrator or any other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (each, an “Offering”). Any Offering may, as determined by the Administrator, consist of one or more periods of time specified in the Offering beginning on the first day of the Offering or on the next day following an Exercise Date (as defined in Section 8) within an Offering and ending on the next-following Exercise Date (each, a “Purchase Period”). The Administrator shall designate the duration, frequency, and start and end dates of each Offering (which may overlap with another Offering) and the number and duration of Purchase Periods within an Offering, provided that no Offering shall exceed twenty-seven (27) months. The Administrator shall have the authority to set such other terms of each Offering, consistent with the Plan, and subject to compliance with the requirement of Section 423(b)(5) of the Code that all employees granted the right to purchase shares of Common Stock pursuant to the any Offering shall have the same rights and privileges. The provisions of separate Offerings need not be identical. The Administrator may, in its sole discretion, structure an Offering so that if the Fair Market Value of the Common Stock on the first day of a new Purchase Period within the period of such Offering is less than or equal to the Fair Market Value of the Common Stock on the Offering Date, then (i) that Offering will terminate immediately (after giving effect to the exercise and purchase of shares of Common Stock for the Purchase Period within such Offering that just ended), and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first day of the new Purchase Period.
3.Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they have completed at least 30 days of employment, and further provided that, unless otherwise specified in an Offering, employees whose customary employment is 20 hours or less per week shall not be eligible. Notwithstanding any other provision herein, individuals who are not contemporaneously (with the first day of the applicable Offering) classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. The exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in the Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
4.Participation.
(a)Enrollment. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form (which may be in written or electronic form) to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such means, at such place or by such other deadline as shall be established by the Administrator for the Offering). The enrollment form will (a) state a whole percentage or the amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains an eligible employee.
(b)Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.Employee Contributions. Each eligible employee may authorize payroll deductions in either a dollar amount or as a percentage of Compensation, and subject to such minimums and maximums, as determined by the Administrator and set forth in the Offering or enrollment form applicable to such Offering. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.
6.Deduction Changes. Except as provided in Section 7, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
7.Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund all payroll deductions accumulated on behalf of such Participant under the Plan that have not been used to purchase shares of Common Stock (without interest) as soon as administratively practicable. Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (or, where there are multiple Purchase Periods within the period of an Offering, the last day of a Purchase Period) (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date, or (b) the maximum number of shares as shall be established by the Administrator in advance of and set forth in the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will not be lower than the lesser of 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date.
Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other “employee stock purchase plan” (under Section 423(b) of the Code) of the Company and its Parents and Subsidiaries (which, for the avoidance of doubt, does not include the Company’s 2020 Omnibus Equity Incentive Plan), to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
1.Exercise of Option and Purchase of Shares. The Option of each employee who continues to be a Participant in the Plan on the Exercise Date shall be automatically exercised on such date and he or she shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; if the amount remaining in the Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the Exercise Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest. If any Option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Option shall again become available for issuance under the Plan.
2.Issuance of Common Stock. Shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.
3.Certain Definitions.
The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, incentive or bonus awards, imputed income, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the Nasdaq Stock Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
1.Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering (or any Purchase Period within the period of an Offering), no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid (without interest) to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. Notwithstanding the foregoing, an Offering may provide that if a Participant’s employment terminates under specified circumstances other than by the Company for cause (as determined in the sole discretion of the Company), then the Participant will continue to participate in the Offering (or any Purchase Period within the Offering) that ends (and the Exercise Date of which occurs) within three months following the Participant’s termination of employment. An employee will be deemed to have terminated employment, for purposes of this section, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
2.Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.
3.Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her upon an Exercise Date.
4.Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant’s lifetime only by the Participant. Any attempt at transferring rights under the Plan in violation of the foregoing shall be null and void without effect.

5.Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose; the Company shall not be required to segregate any payroll deductions made under the Plan.
6.Adjustment in Case of Changes Affecting Common Stock; Dissolution or Liquidation; Change in Control.
a.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs without the receipt of consideration by the Company, then the Board shall, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Exercise Price per share and the number of shares of Common Stock covered by each outstanding Option under the Plan, and the numerical limits of the preamble hereof and/or in Section 8.
b.Dissolution or Liquidation. Unless otherwise determined by the Administrator, in the event of a proposed dissolution or liquidation of the Company, any Offering then in progress will be shortened by setting a new Exercise Date and the Offering will end immediately prior to the proposed dissolution or liquidation. The new Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Exercise Date, the Administrator will provide each Participant with written notice, which may be in electronic form, of the new Exercise Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 7.
c.Change in Control. In the event of a Change in Control, each outstanding Option may (if approved by the Board) be assumed or an equivalent option substituted by the surviving corporation or the acquiring corporation (or the Parent or Subsidiary of such surviving or acquiring corporation). If such surviving or successor corporation does not (or will not) assume or substitute the Option, the Offering with respect to which the Option relates will be shortened by setting a new Exercise Date on which the Offering will end. The new Exercise Date will occur before the date of such Change in Control and prior to the new Exercise Date, the Administrator will provide each Participant with written notice, which may be in electronic form, of the new Exercise Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 7. For purposes hereof, “Change in Control” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)The consummation of any consolidation or merger of the Company with any other entity, other than a transaction which would result in the voting power of the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation or merger;
(ii)Any one Person, or more than one Person acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such Person or group, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person or group, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (ii). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
(iii)A majority of the Company directors is replaced during any 12-month period by Company directors whose appointment or election is not endorsed by a majority of the Company directors prior to the date of the appointment or election; or
(iv)Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iv), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (3) above. For purposes of this subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
1.For purposes of this definition, (i) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof, and (ii) Persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(v)Designation of Beneficiary.
1.A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by the Administrator, which may be electronic.
2.The Participant may change such designation of beneficiary at any time by written notice to the Company, on a form provided by the Administrator, which may be electronic. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(vi)No Continued Service Rights. Neither the Plan nor any right granted under the Plan shall confer on any Participant any right to continuation of the Participant’s employment with the Company or any Designated Subsidiary, nor shall it interfere in any way with the right of the Company or Designated Subsidiary to terminate such employment relationship, with or without cause.
(vii)Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that, without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
(viii)Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings (or previous Purchase Periods within the current Offering) under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
(ix)Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. If the Plan is terminated, the Administrator may elect to terminate all outstanding Offerings either immediately or once shares of Common Stock have been purchased on the next Exercise Date (which may, in the discretion of the Administrator, be accelerated) or permit Offerings to expire in accordance with their terms. If any Offering is terminated before its scheduled expiration, all payroll deductions accumulated on behalf of each Participant under the Plan that have not been used to purchase shares of Common Stock will be returned to each Participant (without interest, except as otherwise required by law) as soon as administratively practicable.
(x)Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock. No Option may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, and the Plan is in material compliance with all applicable federal, state, and foreign laws, and any other securities laws and other laws applicable to the Plan, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed. If on an Exercise Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Option shall be exercised on such Exercise Date, and the Exercise Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Exercise Date shall not be delayed more than twelve (12) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Exercise Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Options shall be exercised and all payroll amounts accumulated during the Offering (reduced to the extent, if any, such contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest (unless required by applicable law).
(xi)Governing Law. All issues concerning this Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
(xii)Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

(xiii)Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.
(xiv)Certain Tax Matters.
1.Code Section 409A. Rights granted under the Plan are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii).
2.No Guarantee of Tax Treatment. Although the Company may endeavor to qualify a right granted under the Plan for special tax treatment under the laws of the United States or jurisdictions outside the United States or avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan. Neither the Company, any Designated Subsidiary, any other affiliate of the Company, nor any of their respective employees, officers or directors, shall have any liability whatsoever to any Participant or beneficiary thereof in the event rights granted under the Plan do not qualify for special tax treatment under the law of the United States or any other jurisdiction or in the event any adverse tax treatment applies with respect to participation in the Plan.
(xv)Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the Offering Date of the Option pursuant to which such shares were purchased or within one year after the Exercise Date of such Option.
(xvi)Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
(xvii)Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
(xviii)Effective Date and Approval of Shareholders. The Plan shall take effect on the date it is adopted by the Board (and an Offering may commence at any time on or after such date) but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company in accordance with Section 423(b) of the Code within twelve (12) months after the date the Plan is adopted by the Board. If the Plan is not so approved by the stockholders of the Company, all payroll deductions accumulated on behalf of each Participant under the Plan will be returned to each Participant (without interest, except as otherwise required by law) as soon as administratively practicable.